Exhibit 10.3

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

AMENDMENT TO SUPPLY AGREEMENT

THIS AMENDMENT is entered into this 19th day of February, 2016 (the “Effective Date” of the Amendment), by and between ChromaDex, Inc., a corporation duly organized and existing under the laws of California, having its principal place of business at 10005 Muirlands Blvd, Suite G, Irvine, CA 92618 (hereinafter referred to as “ChromaDex”) and Elysium Health, Inc, a Delaware corporation, with principal offices located at 594 Broadway Suite 707, New York, NY 10012 (hereinafter referred to as “Elysium Health,” and collectively with ChromaDex, the “Parties,” and each, a “Party”).

WHEREAS, ChromaDex and Elysium Health (the successor in interest Elysium Health LLC) are parties to a Supply Agreement, with an Effective Date of February 3, 2014 pursuant to which ChromaDex supplies NIAGEN(R) to Elysium Health (the “NIAGEN(R)  Agreement”);

WHEREAS, the Parties are parties to a Supply Agreement, with an Effective Date of June 26, 2014 pursuant to which ChromaDex supplies pTeroPure(R) (as defined below) to Elysium Health (the “pTeroPure(R) Agreement”);

WHEREAS, the Parties have determined that it is in their mutual interest to amend the NIAGEN(R) Agreement in accordance with the terms of this Amendment, including, to grant Elysium Health certain exclusivity rights as set forth herein;

NOW THEREFORE, in consideration of mutual premises and mutual agreements herein contained, the Parties hereto agree to amend the NIAGEN(R) Agreement as follows:

1.           Amend Section 1.5 to added additional Excluded Products.  The amended Section 1.5 in its entirety states:

“1.5           “Excluded Products” means topical skincare or cosmetic products, foods or beverages, and any and all dietary supplements in the form of an energy shot or a melt (melting or dissolvable tablet or delivery system), the combination of NIAGEN(R) with Choline and/or Betaine and/or DMG (all forms), unless it is a multi-vitamin, the combination of NIAGEN(R) with collagen, nano NIAGEN(R), and Finished Products with “methyl donor” claims. Additional products, may be added to this definition of Excluded Products at any time at the sole discretion of Seller upon written notice, unless the Parties have previously agreed in writing that such product may not be excluded because Buyer has demonstrated established sales of or other commitment to a similar product or product format.  Notwithstanding the foregoing, in no event shall the definition of Excluded Products be altered to hinder, impair or prevent Buyer from selling dietary supplement products in tablet or capsule form for which it has been granted exclusivity hereunder.”

2.	Add Section 1.16 which states:

““pTeroPure(R)” shall mean the novel and proprietary ingredient, Pterostilbene.”

3.           Amend Section 3.4 to include language pertaining to Seller’s ability to modify credit terms.  The amended Section 3.4 in its entirety states:

“3.4           Payments. Elysium Health shall pay ChromaDex within thirty (30) days from the date of the applicable invoice by ChromaDex to Elysium Health for all NIAGEN(R) purchased hereunder; provided, however, ChromaDex reserves the right to modify such credit terms in its commercially reasonable discretion. Elysium Health shall make all payments under the Agreement to ChromaDex in United States dollars to ChromaDex’s account in a financial institution located in the United States.”

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

4.           Amend Section 3.11 by deleting it and replacing it in its entirety with the following:

“3.11           Minimum Purchase Commitments.  In each of the calendar years set forth in Sections 3.11.1 and 3.11.2 below, Elysium Health will purchase the corresponding minimum quantity of NIAGEN(R) and/or pTeroPure(R) set forth below (and, for the avoidance of doubt, all purchases during the applicable calendar year of NIAGEN(R) under the NIAGEN(R) Agreement and of pTeroPure(R) under the pTeroPure(R) Agreement shall be counted to determine whether the applicable minimum quantities have been purchased):

3.11.1
(a)	2016:	the lesser of (i) [*]kg at the then-current price, or (ii) $[*], take or pay;

(b)	2017:	the lesser of (i) [*]kg at the then-current price, or (ii) $[*], take or pay;

(c)	2018:	the lesser of (i) [*]kg at the then-current price, or (ii) $[*] take or pay;

(d)	2019 and every year thereafter shall be negotiated in good faith within 90 days prior to the end of the previous calendar year.

If Elysium Heath fails to meet the applicable minimum purchase commitment set forth in this Section 3.11.1 in a calendar year, Elysium Health may, within 90 days of the end of the applicable calendar year, purchase the difference between the actual amount of NIAGEN(R) and pTeroPure(R) purchased by it during the applicable calendar year and the applicable minimum purchase requirement set forth above in this Section 3.11.1.  If Elysium Heath fails to meet the minimum purchase requirement set forth above in this Section 3.11.1, and Elysium Health does not purchase the difference as aforesaid, the Parties will use commercially reasonable efforts to negotiate in good faith revised minimum purchase commitments for the following calendar year.  If the Parties do not agree upon such minimum purchase commitments within 120 days of the end of the applicable calendar year, ChromaDex, at its sole option and discretion, and upon written notice to Elysium Health, has the right to terminate this Agreement.

3.11.2

(a)	2016:	the lesser of (i) [*]kg at the then-current price, or (ii) $[*];

(b)	2017:	the lesser of (i) [*]kg at the then-current price, or (ii) $[*];

(c)	2018:	the lesser of (i) [*]kg at the then-current price, or (ii) $[*];

(d)	2019 and every year thereafter shall be negotiated in good faith within 90 days prior to the end of the previous calendar year.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

If Elysium Heath fails to meet the applicable minimum purchase requirement set forth in this Section 3.11.2 in a calendar year, Elysium Health may, within 90 days of the end of the applicable calendar year, purchase the difference between the actual amount of NIAGEN(R) and pTeroPure(R) purchased by it with respect to the applicable calendar year (including any additional purchases by Elysium Health under Section 3.11.1) and the applicable minimum purchase requirement set forth above in this Section 3.11.2.  If Elysium Heath fails to meet the minimum purchase requirement set forth above in this Section 3.11.2, and Elysium Health does not purchase the difference as aforesaid, ChromaDex, at its sole option and discretion, and upon written notice to Elysium Health, has the right to terminate Section 3.11.3.

3.11.3  During the Term, ChromaDex shall not, directly or indirectly, sell, transfer or otherwise provide to any Third Party, or license or otherwise enable any Third Party to make, any products containing both Niagen and pTeroPure(R) (or any ingredients that are substantially similar thereto) in combination, whether in the same delivery mechanism (including tablet, capsule, melt or liquid form) or packaging or in separate form or packaging but marketed together (collectively a “Combined Product”).  To the extent not prohibited by applicable law, ChromaDex shall restrict (through contracts and/or purchase orders, marketing literature, shipping documents, or similar documents used when a supply, distribution or similar agreement is not in place) its customers and distributors and require similar restrictions throughout the supply chain, from selling any Combined Product.  ChromaDex shall use its best efforts to enforce such restrictions, including by (i) notifying such customer or distributor in writing of such alleged violation, (ii) conducting an investigation of such alleged violation reasonably appropriate under the circumstances, and (iii) suspending shipments of the applicable ingredients to a customer or distributor if ChromaDex becomes aware that such customer or distributor is selling such Combined Product.

5.           Except as changed, altered, amended or restructured by this Amendment, all terms and provisions of the NIAGEN(R) Agreement shall remain unchanged and unaffected and in full force and effect.  For the avoidance of doubt, the pTeroPure(R) Agreement shall remain unchanged and unaffected and in full force and effect.

6.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives for good and valuable consideration.

CHROMADEX, INC. By: /s/ Troy Rhonemus Name: Troy Rhonemus Title: COO Date: 2/19/2016	ELYSIUM HEALTH, INC. By: /s/ Daniel Alminana Name: Daniel Alminana Title: Chief Operating Officer Date: 2/19/2016